POWER OF ATTORNEY

AUTHORIZATION

I hereby authorize Rajesh C. Shrotriya, Joseph K. Keller, Abraham N. Oler or
Brett L. Scott,
acting singly, to sign and file on my behalf any and all forms required by the
Securities and
Exchange Commission pursuant to Section 16 of the Securities Exchange Act of
1934
(the "Exchange Act") relating to the reporting of beneficial ownership of equity securities of
Spectrum Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and of changes in such
beneficial ownership, together with any and all amendments thereto.  This authorization shall
be effective on and after the date set forth below and shall continue in effect until I am no
longer required to file such forms, unless earlier revoked by me in writing.

I acknowledge that the persons authorized hereunder are not assuming, nor is the
Company
assuming, any of my responsibilities to comply with Section 16 of the Exchange
Act.

Dated as of this 23rd day of May, 2013.

       /s/ Kurt A. Gustafson
      Kurt A. Gustafson